As filed with the Securities and Exchange Commission on September 7, 2000.

                                                   REGISTRATION NO. 333-80041

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                               Amendment No.6

                                     to
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                              ACQUIREU.COM, INC.
                (Name of Small Business Issuer in its Charter)


    FLORIDA                         6770                       65-0909194
(STATE OR JURISDICTION       (PRIMARY STANDARD               (IRS EMPLOYER
OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION       IDENTIFICATION NUMBER)
  ORGANIZATION)                 CODE NUMBER)

                            ______________________

                           10888 Avenida Santa Ana
                          Boca Raton, Florida 33498
                              (954) 698-9377
        (Address And Telephone Number Of Principal Executive Offices)

             10888 Avenida Santa Ana, Boca Raton, Florida 33498
(Address Of Principal Place Of Business Or Intended Principal Place Of Business)
                            ______________________

                               DOUGLAS E. GREER
                           CHIEF EXECUTIVE OFFICER
                             ACQUIREU.COM, INC.
             10888 Avenida Santa Ana, Boca Raton, Florida 33498
                               (954) 698-9377
          (Name, Address And Telephone Number Of Agent For Service)
                            ______________________

                         COPIES OF COMMUNICATIONS TO:
                           SHUSTAK JALIL AND HELLER
                              545 MADISON AVENUE
                              NEW YORK, NY 10022
                        TELEPHONE NO.: (212) 688-5900
                        FACSIMILE NO.: (212) 688-6151

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE



  TITLE OF            AMOUNT TO       PROPOSED       PROPOSED       AMOUNT OF
 EACH CLASS           BE              MAXIMUM        MAXIMUM        REGISTRATION
OF SECURITIES         REGISTERED      OFFERING       AGGREGATE      FEE
TO BE REGISTERED                      PRICE          OFFERING
                                      PER SHARE      PRICE


Common Stock,         100,000         $1.00          $100,000       $28.00
 $0.001 par value

Total                 100,000         $1.00          $100,000       $28.00

Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of The Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said
Section 8(A), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

Item No.          	Required Item		        			Location of Caption in Prospectus

1.      	Forepart of the Registration    				Cover Page; Outside
         Statement and Outside Front     				Front Page of
         Cover of Prospectus            					Prospectus

2.      	Inside Front and Outside Back    			Inside Front and
         Cover Pages of Prospectus       				Outside Back Cover
                                             Pages of Prospectus

3.      	Summary Information and Risk     			Prospectus Summary;
         Factors						                      	Risk Factors

4.      	Use of Proceeds	                				Use of Proceeds

5.      	Determination of Offering Price  			Prospectus Summary -
                                             Determination of Offering Price;
                                             Risk Factors

6.      	Dilution                      						Dilution

7.      	Selling Security Holders        				Not Applicable

8.      	Plan of Distribution           					Plan of Distribution

9.      	Legal Proceedings		              			Legal Proceedings

10.     	Director, Executive Officer,        Management
         Management and	Promoters and
         Control Persons

11.     	Security Ownership of Certain	    		Principal Shareholders
         Beneficial Owners and Management

12.     	Description of Securities	       			Description of
                                             Securities

13.     	Interest of Named Experts and	    		Legal Matters; Experts
         Counsel

14.     	Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities  				Statement as to Indemnification

15.     	Organization within Last Five   				Management; Certain Transactions
         Years

16.     	Description of Business         				Proposed Business

17.     	Management's Discussion and
         Analysis or Plan of Operation      	Plan of Operation

18.     	Description of Property         				Proposed Business

19.     	Certain Relationships and       				Certain Transactions
         Related Transactions

20.     	Market for Common Equity and     			Prospectus Summary, Market for
         Related Stockholder Matters         Registrant's Common Stock and
                                             Related Stockholders' Matters;
                                             Shares Eligible for Future Sale

21.     	Executive Compensation	          			Management

22.     	Financial Statements           					Financial Statements

23.     	Changes in and Disagreements     			Not Applicable
         with Accountants on Accounting
         and Financial Disclosure

PART II

24.     	Indemnification of Director     				Indemnification of
         and Officer                   						Director and Officer

25.     	Other Expenses of Issuance and	   		Other Expenses of
         Distribution                  						Issuance and Distribution

26.     	Recent Sales of Unregistered    				Recent Sales of Unregistered
         Securities                    						Securities

27.     	Exhibits			                      			Exhibits

28.     	Undertakings                  						Undertakings



          Subject To Completion, Dated September 6, 2000


                                                       INITIAL PUBLIC OFFERING
                                                                    PROSPECTUS

                                ACQUIREU.COM, INC.

                         100,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE

Acquireu.com, Inc. is a startup company organized in the State of Florida to pursue a business combination in the Internet industry.

We are offering these shares through our president, Mr. Douglas E. Greer, without the use of a professional underwriter. We will not pay commissions on stock sales.

This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                              ___________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 8.

                             _____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.
                             _____________________

                             Offering Information


                                                  Per share          Total

Initial public offering price                      $1.00          $100,000.00

Underwriting discounts/commissions (1)             $ .00          $       .00

Estimated offering expenses (1)                    $ .00          $       .00



Net offering proceeds to Acquireu.com, Inc.        $1.00        $100,000.00(1)

(1)	Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,028.


The date of this prospectus is September 7, 2000


                            TABLE OF CONTENTS



PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
LIMITED STATE REGISTRATION . . . . . . . . . . . . . . . . . . . . . .  . . .4
SUMMARY FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5



   You may not have access to your funds for up to 18 months from the date of this prospectus; if returned you will not get interest on your funds. 5 If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Management does not devote their full time to the company and we may end up missing a target opportunity. . . . . . . . . . . . . . . . . . . . . . . 5


YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 . . . . . . . . . . . .6


DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . .10


CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10


PROPOSED BUSINESS	 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11


PLAN OF OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .16


RELATED PARTY TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . .17


DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . .17


SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . . . . 19


MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19


PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .22


CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .23


WHERE CAN YOU FIND MORE INFORMATION? . . . . . . . . . . . . . . . . . . . .24


MARKET FOR OUR COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . 24


REPORTS TO STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . 25


PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .25


LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27


LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27


EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

FINANCIAL STATEMENTS	                                                     	F-1


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                          PROSPECTUS SUMMARY




                           Acquireu.com, Inc.

     We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the Internet industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company no have we identified any specific business or company for investigation and evaluation for a merger with us.

Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at 10888 Avenida Santa Ana, Boca Raton, Florida 33498. Our phone number is (954) 698-9377.

The Offering

Securities offered                  100,000 shares of common stock, $0.001
                                    par value, being offered at $1.00 per
                                    share.

Common stock outstanding            917,500 shares
prior to the offering

Common stock to be                  1,017,500 shares
outstanding after the offering



                       LIMITED STATE REGISTRATION


     Initially, our securities may be sold in New York State only pursuant to filings in the State of New York. Therefore, you may only resell your shares in New York State.


                      SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data for the Company. The historical financial data for the period ended June 30, 2000 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and notes thereto.

                                                        June 30, 2000

INCOME STATEMENT:
Net Sales                                           						 $        0
Net Income before extraordinary items	                       ($21,322)

Net Income                                             						($21,322)

BALANCE SHEET (at end of period):
Working Capital                                         					 $ 2,353
Total Assets						                                            $ 5,853
Total Assets less deferred research and
  development charges and excess of
  cost of assets acquired over book value                  		 $ 5,853
Total Indebtedness					                                       $ 3,500

Total Shareholders Equity
  (Net Assets)                                          						$12,353

PER SHARE(1):
Income per common share before
  extraordinary items					                                    $(0.023)
Extraordinary items					                                      $     0
Net Income per common share (at end of period)	               $(0.023)
Net Income per share on a fully dilated basis	 	              $(0.023)

(1) Number of shares of common stock outstanding during period was 917,500.




Expiration Date

This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

















RISK FACTORS


You may not have access to your funds for up to 18 months from the date of this prospectus; if returned you will not get interest on your funds.



If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.



If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities.



A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis.










Management does not devote their full time to the company and we may end up missing a target opportunity.



Our director and officer are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month.
There exist potential conflicts of interest including allocation of time between us and such other business entities.

We will not purchase the assets of any company which is beneficially owned by any of our officer, director, promoters, affiliates or associates.






























          YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES


     Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     --First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.


     --Second, we must file a post-effective amendment to the registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.


     --Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein.


     After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

     Accordingly, we have entered into an escrow agreement with First Union National Bank which provides that:

     --The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     --All securities issued for the offering and any other securities issued to such securities, including securities issued to stock split, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal
         Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.


     --Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria


Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:


--
The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

--
  Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

--
  If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

--
  The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.



--
  If a closed acquisition has not occurred by March 11, 2002 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.



Release of Securities and Funds

The funds will be released to us, and the securities will be released to you, only after:

--
The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

--
We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

--
The post-effective amendment has been declared effective.

--
We have satisfied all of the prescribed conditions of the reconfirmation offer.

     --The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

                                  DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


As of June 30, 2000, our net tangible book value was ($3800) or ($0.004) per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of June 30, 2000, would have been $86,200 or ($0.85) per share. This represents an immediate increase in net tangible book value of $0.089 per share to existing shareholders and an immediate dilution of $0.915 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                  							 $1.00
Net tangible book value per share before offering					               ($ 0.004)
Pro-forma net tangible book value per share after offering            ($ 0.85)
Increase per share attributable to new investors				                   	$0.089
Pro-forma dilution per share to new investors					                      $0.915

Number of  Shares             Money Received For       Net Tangible Book Value
Before Offering             Shares Before Offering    Per Share Before Offering

   917,500                      $33,675                         ($0.004)


Total Number of Shares      Total Amount of Money
 After Offering              Received For Shares

    1,017,500                     $133,675


Pro-Forma Net Tangible      Net Tangible Book Value           Pro-forma Increase
Book Value Per Share       Per Share Before Offering    Per Share Attributed To
After Offering                                           Shares Offered Hereby

($0.85)                          ($0.004)                         0.089


Public Offering Price    Pro-Forma net Tangible Book      Pro-Forma Dilution to
     Per Share          Value Per Share After Offering            Public
                                                           (Your Dilution)

$1.00                            ($0.85)                        $0.915


As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.


                             Shares         Percentage of           Total
                            Purchased          Equity           Consideration


New Investors               100,000             9.83%              $100,000

Existing shareholders       917,500            90.17%              $ 33,675



USE OF PROCEEDS

The gross proceeds of this offering will be $100,000. While Rule 419, prior to the reconfirmation of the offering permits, 10% of the funds ($10,000) to be released from escrow to us. We do not intend to request release of these funds. This offering is contingent on the entire offering being sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.


Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $100,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                                     Amount	       Percent

     Offering Expenses(1)	                  				     $ 10,028	      10.028%
     Accrued Salaries(2)                   					     $  3,500	       3.5  %
     Working Capital(3)	                    				     $ 86,472       86.472%
     Total(4)	                         				     	    $100,000	     100    %

(1)	Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

(2)	It is anticipated that a portion of the funds will be used to pay the
$3,500 accrued salary to our president. Management believes that this is in our best interest as a company because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.


(3) The entire amount of proceeds for working capital will be given to the acquisition candidate.


(4)	 All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

Other than the $3,500 in accrued salary to our president, no compensation will be paid or due or owing to any officer or director until after a business combination is closed.

The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by First Union National Bank.


                                CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2000, and pro-forma as adjusted to give close to the sale of 100,000 shares offered by us.

                                          Actual               			As Adjusted
Long-term debt				                           --    		               		--
Stockholders' equity:
  Common stock, $.001 par value;
  authorized 50,000,000 shares,
  issued and outstanding
  917,500 shares and 1,017,500
  shares, pro-forma as adjusted      	      918	                       1,018

Additional paid-in capital             			 32,757	                  	127,657
Deficit accumulated during the
  development period			                  	<27,475>                 		<27,475>
Total stockholders equity	            		    6,200		                   86,200
Total Capitalization			       	             6,200                 		  86,200

                              PROPOSED BUSINESS

History and Organization

We were organized under the laws of the State of Florida on April 5, 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination in the Internet industry. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

Our initial public offering will comprise 100,000 shares of common stock at a purchase price of $1.00 per share.

We are filing this registration statement in order to initiate a public offering for our securities.

Operations

We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the Internet industry rather than to pursue immediate, short-term earnings.


We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into. Cost overruns may be borne by management.

We may seek a business combination in the Internet industry in the form of firms which:


--Have recently commenced operations

--Are developing companies in need of additional funds for expansion into new products or markets

--Are seeking to develop a new product or service

--Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital


A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

--Time delays

--Significant expense

--Loss of voting control

--Compliance with various federal and state securities laws


We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.


Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officer and director.

Our officer or director has had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the Internet industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:


    --General economic conditions.

    --Rapid technological advances being made in the Internet industry.

    --Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

    --Facilitating or improving the terms on which additional equity financing may be sought.

    --Providing liquidity for the principals of a business.

    --Creating a means for providing incentive stock options or similar benefit to key employees.

    --Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

The analysis of business combinations will be undertaken by us under the supervision of our officer and director, who is not a professional business analyst.


Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

--The nature of the acquisition candidate

--The respective needs and desires of us and other parties

--The management of the acquisition candidate opportunity

--The relative negotiating strength of us and such other management


You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our director and officer may, as part of the terms of the acquisition transaction, resign as director and officer. Management may retain shares of the common stock (unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate).


Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officer and director has agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officer and director have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a Business Combination


Our management will actively search for potential acquisition candidates through internet web-sites where companies post their intentions to be acquired. In addition, we are going to have our own web-site under the URL address of acquireu.com so that companies seeking to be acquired can find us directly. Our web-site will allow those companies to answer a due diligence questionnaire, which would provide us with the information necessary to review and analyze potential candidates. We may also decide to advertise our intention to acquire a company in the Internet industry in the form of ads in legal or other publications. The cost of such advertising will be paid by management.

Employees


We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five (5) and twenty (20) hours per month. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.


Facilities

We temporarily leased office space on a month to month basis. The rental expense for the period ended December 31, 1999 was $1,300. We are presently using the office of Douglas E. Greer, 10888 Avenida Santa Ana, Boca Raton, Florida 33498, (561) 272-7772, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no written agreement between us and Mr. Greer. We presently own no equipment, and do not intend to own any upon completion of this offering.

Year 2000 Issues


Because we currently have no operations, we have not incurred any expense with regard to Year 2000 issues and do not anticipate any significant expenses in the future.

                            PLAN OF OPERATION


    We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our current shareholders and management, are $10,000 plus the $28.00 SEC filing fee paid in 1999. We also owe $3,500 in salary to our management. We expect all or part of these obligations to be paid from a portion of the offering proceeds, which will be released from escrow.


   Substantially all of our expenses that will be funded from the money in our treasury or if additional funds are required that may be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has agreed to fund our cash requirements until an acquisition is closed. No repayment is expected or required by us. We will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.



We may seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.


We had no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that were unable to accurately process dates beginning on January 1, 2000.


                     RELATED PARTY TRANSACTIONS


A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Florida, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

    Neither our officer, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officer, director, promoter or affiliate or associate, except as follows:

     --We had a written employment agreement with our president, Douglas E.
         Greer, to pay an annual salary of $25,000. Since our operations have not yet commenced, the salary was reduced to $12,500 for the period from April 9, 1999 to December 31, 1999. As of year end, we paid Mr. Greer $9,000 and owe Mr. Greer the remaining $3,500 of salary. It is anticipated that a portion of the funds released from escrow will be used to pay this obligation.


Our director and officer is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month.
There exists potential conflicts of interest including allocation of time between us and such other business entities.

Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.




                        DESCRIPTION OF CAPITAL STOCK



Authorized Capital Stock Under Our         Shares of Capital Stock Outstanding
Articles of Incorporation                      After Offering

50,000,000 shares of common stock           1,017,500 shares of common stock -
                                        assuming successful completion of this
                                                         offering

All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.


Common Stock

You have voting rights for your shares.


You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of director This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two director.

You have dividend rights for your shares.

You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.

     If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our director, at his discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.


We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.


Preferred Stock

Our board of director can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

     Our board of director, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

    --Voting

    --Dividend

    --Required or optional repurchase by us

    --Conversion into common stock, with or without additional payment

    --Payments preferred stockholders will receive before common stockholders if we go out of business

The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

Transfer Agent and Registrar

We are the transfer agent and registrar for our stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


Of the shares outstanding after the offering, the 100,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our director, executive officer or other persons or entities that they control or who control them. Our director, executive officer, and persons or entities that they control or who control them will not be able to sell shares of stock unless they are registered. The remaining 917,000 outstanding shares have certain piggy back registration rights at our sole option and may only be sold under the rule 144 until such time as they are registered.


Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 917,000 outstanding shares of common stock held by directors, executive officers, shareholders and their affiliates cannot be sold pursuant to Rule 144, but must be registered.

                           	MANAGEMENT
The following table and subsequent discussion sets forth information about our director and executive officer, who will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger. Mr. Greer was elected to serve as a director and President on May 27, 1999.

Name                          	Age                         	Title

Douglas E. Greer              	39       	President, Treasurer, Chief Financial
                                          and Accounting Officer and Director


Douglas E. Greer serves as our president, treasurer, chief financial and accounting officer and sole member of the board of directors. Mr. Greer's responsibilities will include management of our operations as well as our administrative and financial activities. Since January 1996, Mr. Greer is a licensed mortgage broker and has served as President of Merlin Ventures, Inc., d.b.a. Mortgage 2000, a licensed mortgage lending organization providing "one-stop" shopping and "point-of-sale" financing for home buyers of residential real estate. His responsibilities include formulation and development of operations and acquisitions management, marketing of loan products, management of loan origination function, network implementation and administration, and strategic planning and operations. From January 1994 to November 1995, Mr. Greer served as Senior Vice President of SC Funding Corporation in Costa Mesa, Calfornia where his responsibilities included management of secondary marketing department pipeline & risk management, product development, investor relations (including FNMA, FHLMC, GE Capital and warehouse lenders), MBS trading and corporate strategic planning (loan pipeline $200,000,000 with annual loan production of $1,200,000,000). From July 1992 to January 1994, Mr. Greer served as Executive Vice President of Affordable Mortgagee Corp. in Wappingers Falls, New York. His responsibilities included managing the secondary marketing and closing & shipping departments, supervising the post closing & document control department as well as the computer processing/closing and pipeline control system, "Supervisor Novell Network" (company annual loan production $175,000,000).

Mr. Greer attended the University of Miami in Coral Gables, Florida where he majored in Business Administration and Finance. From 1983-1986, Mr . Greer was a registered representative N.A.S.D. with Advest Inc.in Hallandale, Florida and from 1980-1982, he was a loan officer with Bank of Boston Mortgage Corp.(S.W.D.) in Miami, Florida.

Mr. Greer has working knowledge of computer networks and advanced communication systems, software and software development experience, extensive experience in corporate asset acquisition transactions, financing strategies, contracts and corporate strategic management and planning. His information systems experience includes: Software: Windows NT 4.0, Novell Netware 3.1 1, Lotus, Microsoft Excel, Windows 95/98, Word, Access, Publisher, DOS, PC Anywhere, facsys, Fox Pro, 4.0 Desk Top Publishing Mortgage, Software: Contour, T.I.M.E., Mortgage Flex., FICS, Genesis 2000, Act 4.0; Hardware: working knowledge of computer network design, wiring, installation PC construction, enhancement and repair remote printing, T- I and ISDN digital data transfer and communication systems and hardware.

Our director will hold office until the next annual meeting of shareholders and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 1999, by our executive officer or others whose salary and bonus for fiscal year 1998 exceeded $100,000.

Summary Compensation Table

Long-Term Compensation Awards




    Name and              Annual Compensation             Number of Shares
Principal Position              - 1999

                         Salary ($)   Bonus ($)       Underlying  Options (#)

Douglas E. Greer,
  President              $12,500        None                    None



We had a written employment agreement with Douglas E. Greer to pay an annual salary of $25,000. Since our operations have not yet commenced, the salary was reduced to $12,500 for the period April 9, 1999 to December 31, 1999. As of year end, we paid Mr. Greer $9,000 and owe a balance of $3,500. This debt will be paid from a portion of the funds raised in this offering, which will be released from escrow.


Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

--Consulting Fees

--Finders' Fees

--Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof

--Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

These provisions are the subject of an employment agreement between Mr. Greer and the board of directors. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.

Blank Check Companies


Our president, treasurer, chief financial and accounting officer and director, Douglas Greer, serves in those capacities for the following blank check offerings:


                    Registration                  				Cleared By
Corporation Name	     Form      	File Date    	File Number	    SEC     	Status
The Finance Team,
  Inc.	              Form SB-2  	 3/20/00      333-33613	     pending   	Company
                                                                         still
                                                                        seeking
                                                                         target
Techrollup.com,
  Inc.            	  Form SB-2  	 4/18/00   	  333-35013	     pending   	Company
                                                                         still
                                                                        seeking
                                                                         target
Axxbiz.com, Inc.	 	  Form SB-2	   5/12/00  	  	333-36833   	  pending   	Company
                                                                         still
                                                                        seeking
                                                                         target

Management Involvement

We have conducted no business as of yet. Mr. Greer will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates.

Management Control

Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.

Statement Concerning Indemnification


    Our director is bound by the general standards for director provisions in Florida law. These provisions allow our director in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

We have agreed to indemnify our director, meaning that we will pay for damages he incurs for properly acting as director. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

PRINCIPAL SHAREHOLDERS


The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 1,017,500 shares of common stock outstanding following the offering:


                            Before        After          Before      After
                           offering     offering        offering   offering
Douglas E. Greer           500,000      500,000          54.50%     49.14%
10888 Avenida Santa Ana
Boca Raton, FL 33498



All directors and
officers as a group
1 person                   500,000      500,000          54.50%     49.14%


Mr. Greer may be deemed our promoter, as that term is defined under the Securities Act.

CERTAIN TRANSACTIONS

The following table sets forth information regarding all securities sold by us since our inception on April 5, 1999.



Class Of                Date of      Title of        Number of     Aggregate
Purchasers              Sale         Securities      Securities    Purchase
                                                                   Price And
                                                                   Form of
                                                                   Consideration


Douglas E. Greer        4/06/99      Common Stock    500,000       $5,000.00

Michael William         4/06/99      Common Stock     50,000       $  500.00

Cordell Adams           4/06/99      Common Stock     25,000         $250.00

Donat C. Aubuchon       4/06/99      Common Stock     12,500         $125.00

Laurie C. Aubuchon      4/06/99      Common Stock     12,500         $125.00

Anthea Bojar            4/06/99      Common Stock     12,500         $125.00

Kenneth Burdin
and Lois Peterson       4/06/99      Common Stock     25,000         $250.00

Kenneth Burdin          4/06/99      Common Stock     25,000         $250.00

Daniel Cohen            4/06/99      Common Stock     25,000         $250.00

Marvin Davis            4/06/99      Common Stock     12,500         $125.00

Ernest and Pauline
 Fermanis               4/06/99      Common Stock     12,500         $125.00

Gary Kania              4/06/99      Common Stock     25,000         $250.00

Prakash Patel           4/06/99      Common Stock     25,000         $250.00

Sanjay Patel            4/06/99      Common Stock     25,000         $250.00

Hudson Powell           4/06/99      Common Stock     25,000         $250.00

Rick Gates Ireland      4/06/99      Common Stock     25,000         $250.00

Joseph Sussman          4/06/99      Common Stock     25,000         $250.00

David Baddour           4/06/99      Common Stock      5,000          $50.00

Ronald and Elizabeth
  Krochak               5/04/99      Common Stock     55,000      $25,000.00



All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

The founder, Nicholas A. Natale had 500,000 shares of common stock which were sold to Douglas E. Greer for $5,000. Mr. Natale is no longer involved with the Company.

                  WHERE CAN YOU FIND MORE INFORMATION?

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.
You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                       MARKET FOR OUR COMMON STOCK


     Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently 19 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 917,500 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule
144 for blank check companies. Therefore, the 917,000 outstanding shares held by directors, executive officers, shareholders and their affiliates cannot be sold pursuant to Rule 144, but must be registered. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately
$0.90 per share.

                          REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

                            PLAN OF DISTRIBUTION



We offer the right to subscribe for 100,000 shares at $1.00 per share. This offering is contingent on the entire offering being sold and will be sold on a first come, first served basis. No compensation is to be paid to any person for the offer and sale of the shares.


Our president plans to distribute prospectuses related to this offering. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates.


The offering shall be conducted by our president, Douglas E. Greer. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

--He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

--He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

--He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

--He will restrict his participation to the following activities:

     1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

     2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

     3. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Neither we nor anyone acting on our behalf including our shareholders, officer, director, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price


The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value.
 Among the factors considered by us were:

    --The lack of operating history

    --The proceeds to be raised by the offering

    --The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

    --The current market conditions in the over-the-counter market

Possible Lack of Market for Your Shares

Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock of us and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officer after the closing of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                             LEGAL PROCEEDINGS


We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                               LEGAL MATTERS


The validity of the shares offered under this prospectus is being passed upon for us by Shustak Jalil and Heller, New York, New York.


                                  EXPERTS



Our financial statements as of the period ended June 30,2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Harvey Judkowitz, independent certified public accountant, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


                      INDEX TO FINANCIAL STATEMENTS

                           ACQUIREU.COM, INC.

                     Audited Financial Statements

                           At June 30, 2000

                                                                        Page

Report of Independent Auditors                                          	F-3
Balance Sheet at June 30, 2000	                                          F-4
Statement of Operations for the Six Months
     Ended June 30, 2000	                                                F-5
Statement of Stockholders' Equity for the Six Months
    Ended June 30, 2000	                                                 F-5
Statement of Cash Flows for the Six Months
   Ended June 30, 2000	                                                  F-6
Notes to Financial Statements	                                           F-7

                            At December 31, 1999

                                                                        Page
Report of Independent Auditors	                                            F-9
Balance Sheet at December 31, 1999	                                       F-10
Statement of Operations for the Period
   April 5, 1999 to December 31, 1999	                                    F-11
Statement of Stockholders' Equity for the Period
    April 5, 1999 to December 31, 1999	                                   F-11
Statement of Cash Flows for the Period
   April 5, 1999 to December 31, 1999	                                    F-12
Notes to Financial Statements	                                            F-13














ACQUIREU.COM, INC.
FINANCIAL STATEMENTS
JUNE 30, 2000
























Harvey Judkowitz
CERTIFIED PUBLIC ACCOUNTANT
10220 S.W. 124 Street 		                                 							(305) 378-1948
Miami, Florida 33176								                              	Fax:	(305) 253-6266




The Board of Directors
ACQUIREU.COM, INC.

I have audited the accompanying balance sheet of ACQUIREU.COM, INC. as of June 30, 2000 and the related statements of operations, changes in stockholder's equity, and cash flows for the six months ended June 30, 2000 and the statements of operations and cash flows for the period April 5, 1999 (date of inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACQUIREU.COM, INC. as of June 30, 2000, and the results of its operations, changes in stockholder's equity and its cash flows for the six months then ended and the results of its operations and cash flows for the period April 5, 1999 (date of inception) to June 30, 1999, in conformity with generally accepted accounting principles.





/s/Harvey Judkowitz
Harvey Judkowitz
Certified Public Accountant

Miami, Florida
July 12, 2000








ACQUIREU.COM, INC.
BALANCE SHEET
JUNE 30, 2000

                                    ASSETS
Current assets
Cash                                                          $            50
    Total current assets                                                   50

Deferred offering costs                                                10,000

                                                                $      10,050


                    LIABILITIES AND STOCKHOLDERS= EQUITY

Current liabilities
Accounts payable                                              $           350
Accrued salary                                                          3,500

    Total current liabilities                                           3,850

Stockholders= equity
Common stock, 50,000,000 shares par value $.001
        authorized, 917,500 issued
        and outstanding                                       $           918
ADDITIONAL PAID-IN CAPITAL                         	     	             32,757


Deficit                                                           (    27,475)
                                                                        6,200

                                                                 $     10,050






               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                               FINANCIAL STATEMENTS








ACQUIREU.COM, INC.
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2000

ACCOUNTING FEES                            $                         $  1,000
Officer's payroll                       12,500
Printing fees                                                  4,103
Registration fees                                                535
Rent
Other general and administrative expense                         515

Net loss                             ($12,500)             ($   6,153)

Net loss per share                     ($.013)              ($   .006)



ACQUIREU.COM, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                 Additional
                          Common stock             Paid-in
                        Shares       $             Capital            Deficit
Balance, December 31,
1999                 917,500     $  918           $ 32,757          ($21,322)


LOSS FOR PERIOD ENDED


June 30, 2000                                                       ($ 6,153)

Balance, June 30,
2000                 917,500     $  918           $ 32,757          ($27,475  )





THE ACCOMPANYING NOTES ARE AN INTEGRAL
OF THESE FINANCIAL STATEMENTS



ACQUIREU.COM, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000


Cash used for  operations                    1999                      2000

Net loss                                  ($ 12,500)                ($ 6,153)
Increase in deferred offering costs      (    5,000)
Increase in accounts payable                 12,500                      350

Cash used for operations                   (  5,000)                (  5,803)

Cash provided by financing activities
Sale of common stock	                    				33,675
Subscription receivable                   (     500)

Cash provided by financing activities        33,175


Increase (decrease) in cash                  28,175                  (  5,803)
Cash on hand beginning of period               0                        5,853

Cash on hand end of period                  $28,175                   $    50














THE ACCOMPANYING NOTES ARE AN INTEGRAL
OF THESE FINANCIAL STATEMENTS






ACQUIREU.COM, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2000

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Business - The Company was incorporated in the state of Florida on April 5, 1999 and is in the business of conducting internet related activities. Since inception the Company has been in the development stage and has earned any revenues.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts. Actual amounts could differ from those estimates.

Cash equivalents - Cash equivalents include nonequity short-term investments with original maturity dates of 90 days or less.

Loss per share - Basic earnings (loss) per share was calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period (900,000 shares).

NOTE 2: CAPITAL TRANSACTIONS

The Company received payment for and issued 917,500 shares of its common stock for a total of $33,675.

NOTE 3: DEFERRED REGISTRATION COSTS
The Company has deferred offering costs in the amount of $10,000 in connection with the offering of 100,000 shares of its common stock for $100,000. If the offering is successful, the $10,000 will be offset against additional paid in capital. If the offering is not successful, this amount will be charged to operations.

NOTE 4: LEASES

The company leases office space on a month-to-month basis. The lessor has waived all rental expense for the six month period ended June 30, 2000.

NOTE 5: ACCRUED SALARY

The Company had a contract to pay its president an annual salary of $50,000. Due to the fact that operations of the Company had not commenced, the salary was reduced to the amount of $12,500 for the period April 9, 1999 to December 31, 1999. Through the end of 1999, the Company had paid its president $9,000, leaving a balance due of $3,500.

















ACQUIREU.COM, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1999























Harvey Judkowitz
CERTIFIED PUBLIC ACCOUNTANT
10220 S.W. 124 Street 								                                 	(305) 378-1948
Miami, Florida 33176								                              	Fax:	(305) 253-6266




The Board of Directors
ACQUIREU.COM, INC.

I have audited the accompanying balance sheet of ACQUIREU.COM, INC. as of December 31, 1999 and the statements of operations, stockholders' equity and cash flows for the period April 5, 1999 (date of inception) to December 31,
1999.   This financial statement is  the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACQUIREU.COM, INC. as of December 31, 1999, and the results of its operations and cash flows for the period April 5, 1999 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.



/s/Harvey Judkowitz
Harvey Judkowitz
Certified Public Accountant

Miami, Florida
February 28, 2000



ACQUIREU.COM, INC.
BALANCE SHEET
DECEMBER 31, 1999

                                   ASSETS

Current assets
Cash                                                             $     5,853

     Total current assets                                              5,853

Deferred offering costs                                               10,000

                                                                $     15,853


                  LIABILITIES AND STOCKHOLDERS'= EQUITY

Current liabilities
Accrued payroll                                               $         3,500

      Total current liabilities                                         3,500

Stockholders' equity
Common stock, 50,000,000 shares par value $.001
        authorized, 917,500 shares issued
        and outstanding                                     $             918
Additional paid-in capital                                             32,757
Deficit                                                       (        21,322)
                                                                       12,353

                                                               $       15,853








             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS





ACQUIREU.COM, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD APRIL 5, 1999 (DATE OF INCEPTION)
TO
DECEMBER 31, 1999


Officer's payroll                                                    $12,500
Other general and administrative expense                               8,822

Net loss                                                           ( $21,322)

Net loss per share                                                 (    $.02)






ACQUIREU.COM, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD APRIL 5, 1999 (DATE OF INCEPTION)
TO
DECEMBER 31, 1999

                                                     Additional
                          Common Stock                 paid in
                        Shares        $              capital         Deficit
Issuance of Common      917,500     $ 918           $ 32,757
stock (Note 2)

Loss for period
ended December 31, 1999                                             ($ 21,322)


Balance,
December 31, 1999      917,500     $  918           $ 32,757        ($ 21,322)



FINANCIAL STATEMENTS
ACQUIREU.COM, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD APRIL 5, 1999 (DATE OF INCEPTION)
TO
DECEMBER 31, 1999


CASH USED FOR OPERATIONS
Net loss                                                         ($21,322)
Increase in accrued expenses			                  				                    3,500


Cash used for operations	                   					 	               (17,822)

CASH PROVIDED BY FINANCING ACTIVITIES
Sale of common stock                                               33,675
Funds used for registration costs                                 (10,000)

Cash provided by financing activities                              23,675

INCREASE IN CASH AND CASH ON HAND
AT DECEMBER 31, 1999                                              $ 5,853












               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS













ACQUIREU.COM, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Business - The Company was incorporated in the state of Florida on April 5, 1999 and is in the business of conducting internet related activities. Since inception the Company has been in the development stage and has not earned any revenues.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts. Actual amounts could differ from those estimates.

Cash equivalents - Cash equivalents include nonequity short-term investments with original maturity dates of 90 days or less.

Loss per share - Basic earnings (loss) per share was calculated by dividing the net income (loss) by the weighted average number of common shares outstanding during the period (900,000 shares).

NOTE 2: CAPITAL TRANSACTIONS

The Company received payment for and issued 917,500 shares of its common stock for a total of $33,675.

NOTE 3: DEFERRED OFFERING COSTS

The Company has deferred offering costs in the amount of $10,000 in connection with the offering of 100,000 shares of its common stock for $100,000. If the offering is successful, the $10,000 will be offset against additional paid in capital. If the offering is not successful, the amount will be charged to operations.

NOTE 4: LEASES

The Company leases office space on a month-to-month basis. Rental expense for the period ended December 31, 1999 was $1,300.

NOTE 5: ACCRUED SALARY

The Company had a contract to pay its president an annual salary of $25,000. Due to the fact that operations of the Company had not commenced, the salary was reduced to the amount of $12,500 for the period April 9, 1999 to December 31, 1999. Through the end of 1999, the Company had paid its president $9,000, leaving a balance due of $3,500.








_________________________________________

   No dealer, salesman or any other
person has been authorized to give
any information or to make any representations
other than those contained in this Prospectus,         AQUIREU.COM, INC.
and, if given or made, such information or
representations must not be relied on as               100,000 Shares of
having been authorized by Acquireu.com, Inc.              Common Stock
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


_____________________



   Until December ___, 2000
(ninety days after the date funds and
securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.


_________________________________________



                                                                _____________

                                                                  PROSPECTUS
                                                                _____________




                                                             September 11, 2000


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Director and Officer.

The information required by this Item is incorporated by reference to
 "Management - Statement Concerning Indemnification" in the Prospectus herein.
Item 25.  Other Expenses of Issuance and Distribution.

                                                  Amount to be Paid

SEC Registration Fee                                       $     28

Blue Sky Fees and Expenses                                   $1,000

Legal Fees and Expenses                                      $5,000

Printing and Engraving Expenses                              $1,000

Accountants' Fees and Expenses                               $1,500

Miscellaneous                                                $1,500

Total                                                       $10,028

The foregoing expenses, except for the SEC fees, are estimated.

Item 26.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities
Act:

The following table sets forth information regarding all securities sold by us since our inception on April 5, 1999.



Class Of Purchasers     Date Of      Title Of       Number of    Aggregate
                         Sale       Securities      Securities   Purchase
                                                                 Price And
                                                                 Form Of
                                                                 Consideration

Douglas E. Greer        4/06/99     Common Stock     500,000       $5,000.00

Michael William         4/06/99     Common Stock      50,000         $500.00

Cordell Adams           4/06/99     Common Stock      25,000         $250.00

Donat C. Aubuchon       4/06/99     Common Stock      12,500         $125.00

Laurie C. Aubuchon      4/06/99     Common Stock      12,500         $125.00

Anthea Bojar            4/06/99     Common Stock      12,500         $125.00

Kenneth Burdin and
 Lois Peterson          4/06/99     Common Stock      25,000         $250.00

Kenneth Burdin          4/06/99     Common Stock      25,000         $250.00

Daniel Cohen            4/06/99     Common Stock      25,000         $250.00

Marvin Davis            4/06/99     Common Stock      12,500         $125.00

Ernest and Pauline
 Fermanis               4/06/99     Common Stock      12,500         $125.00

Gary Kania              4/06/99     Common Stock      25,000         $250.00

Prakash Patel           4/06/99     Common Stock      25,000         $250.00

Sanjay Patel            4/06/99     Common Stock      25,000         $250.00

Hudson Powell           4/06/99     Common Stock      25,000         $250.00

Rick Gates Ireland      4/06/99     Common Stock      25,000         $250.00

Joseph Sussman          4/06/99     Common Stock      25,000         $250.00

David Baddour           4/06/99     Common Stock       5,000          $50.00

Ronald and Elizabeth
 Krochak                5/04/99     Common Stock      50,000      $25,000.00










All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

The founder, Nicholas A. Natale had 500,000 shares of common stock which were sold to Douglas E. Greer for $5,000. Mr. Natale is no longer involved with the Company.

Item 27.  Exhibits.

The following exhibits are filed with this Registration Statement:


Number  Exhibit Name

1       Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933, as amended**

3.1     Articles of Incorporation, as amended**

3.2     By-Laws**

4.1     Specimen Common Stock Certificate**

5       Opinion Regarding Legality**

10      Employment Agreement of Doug Greer**

10.1    Amendment to Employment Agreement**

23.1    Consent of Counsel (to be included in Opinion Regarding Legality)**


23.2    Consent of Expert**


27      Financial Data Schedule**

99.1    Subscription Agreement**

**Previously Filed.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:


  (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
      (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to director, officer, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 6 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Fort Lauderdale, State of Florida, September 7, 2000.


                                              Acquireu.com, Inc.
                                              (Registrant)



                                              /s/ Douglas E. Greer
                                                 Douglas E. Greer, President,
                                                 Treasurer, Chief Financial and
                                                 Accounting Officer and Director